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                                                                   EXHIBIT 10.11



                             AMERIGROUP CORPORATION
                           2000 EQUITY INCENTIVE PLAN

1.       PURPOSE OF PLAN

         The name of this plan is the AMERIGROUP Corporation 2000 Equity Incentive Plan (the "Plan"). The purpose of the Plan is to provide additional incentive to those officers, employees, and nonemployee directors of and consultants and advisors to the Company and its Parents, Subsidiaries and Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the Company's business, in order to strengthen the commitment of such persons to the Company and its Parents, Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Parents, Subsidiaries and Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Phantom Stock, Stock Bonuses and Other Awards. From and after the consummation of a Public Offering, the Board may determine that the Plan is intended, to the extent applicable, to satisfy the requirements of section 162(m) of the Code and shall be interpreted in a manner consistent with the requirements thereof.

2.       DEFINITIONS

         For purposes of the Plan, the following terms shall be defined as set forth below:

         a. "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.

         b. "Affiliate" means any corporation 50% or more of the voting power of the outstanding voting securities of which is owned by the Company, its Parents or its Subsidiaries, or by any other Affiliate.

         c. "Award" means an award of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Phantom Stock, Stock Bonus or Other Awards under the Plan.

         d. "Award Agreement" means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

         e. "Board" means the Board of Directors of the Company.

         f. "Cause" means, unless a Participant is a party to a written employment agreement with the Company, Parent, Subsidiary or Affiliate which contains a definition of "cause," "termination for cause," or any other similar term or phrase, in which case "Cause" shall have the meaning set forth in such agreement, conduct involving one or more of the following: (i) the substantial and continuing gross and willful failure of the Participant to render services to the Company or any Parent, Subsidiary or Affiliate in accordance with the Participant's obligations


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and position with the Company, Parent, Subsidiary or Affiliate, which failure materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any Parent, Subsidiary or Affiliate, after 30 day's notice from the President of the Company or any Parent, Subsidiary or Affiliate, such notice setting forth in reasonable detail the nature of such failure, and in the event the Participant fails to cure such breach or failure within 30 days of notice from the Company or any Parent, Subsidiary or Affiliate, if such breach or failure is capable of cure; (ii) dishonesty, gross negligence, breach of fiduciary duty; (iii) the commission by the Participant of an act of fraud or embezzlement, as found by a court of competent jurisdiction, which results in material loss, damage or injury to the Company or any Parent, Subsidiary or Affiliate, whether directly or indirectly, or the commission by the Participant of any other action with the intent to injure materially the Company or any Parent, Subsidiary or Affiliate which could, in the reasonable opinion of the President of the Company, result in material harm to the Company or any Parent, Subsidiary or Affiliate; (iv) the conviction of the Participant of a felony, either in connection with the performance of his or her obligations to the Company, Parent, Subsidiary or Affiliate or which shall materially adversely affect the Participant's ability to perform his obligations to the Company, Parent, Subsidiary or Affiliate; or (v) material breach of the terms of an agreement with the Company or any Parent, Subsidiary or Affiliate, provided that the Company or any Parent, Subsidiary or Affiliate provides the Participant with adequate notice of such breach and the Participant fails to cure such breach, if the breach is reasonably curable, within thirty (30) days after receipt of such notice.

         g. "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

         h. "Change in Control" means the first to occur of any one of the events set forth in the following paragraphs:

                  (i) any Person is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 25% or more of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii);

                  (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of a Public Offering, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's


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stockholders was approved or recommended by a vote of at least two-thirds (2/3)
of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

                  (iii) there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least a majority of the board of directors of which comprises individuals who were directors of the Company immediately prior to such sale or disposition.

         i. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

         j. "Committee" means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. From and after the consummation of a Public Offering, the composition of the Committee shall at all times consist solely of persons who are (i) "Nonemployee Directors" as defined in Rule 16b-3 issued under the Exchange Act, and (ii) unless otherwise determined by the Board, "outside directors" as defined in section 162(m) of the Code.

         k. "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         l. "Company" means AMERIGROUP Corporation, a Delaware corporation (or any successor corporation).

         m. "Disability" means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company (or by the Parent, Subsidiary or Affiliate by which he is employed); (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability.


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         n. "Eligible Recipient" means an employee, officer, director (including a nonemployee director), consultant or advisor of the Company or of any Parent, Subsidiary or Affiliate.

         o. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         p. "Exercise Price" means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

         q. "Fair Market Value" as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion; provided that (i) if the Common Stock is admitted to trading on a national securities exchange, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on the last day preceding such date on which a sale was reported, (ii) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and has been designated as a National Market System ("NMS") security, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such system on the last date preceding such date on which a sale was reported, or (iii) if the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, fair market value of a share of Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on the last date preceding such date on which both bid and ask prices were reported.


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         r. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

         s. "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

         t. "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

         u. "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

         v. "Other Award" means an Award granted pursuant to Section 12 hereof.

         w. "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

         x. "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 3 hereof, to receive grants of Options or awards of Restricted Stock, Phantom Stock, Stock Bonus or Other Awards. A Participant who receives the grant of an Option is sometimes referred to herein as "Optionee."

         y. "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         z. "Phantom Stock" means the right to receive in cash the Fair Market Value of a Share granted pursuant to Section 9 hereof.

         aa. "Public Offering" means the first underwritten initial public offering of Shares by the Company.

         bb. "Restricted Stock" means Shares subject to certain restrictions granted pursuant to Section 8 hereof.


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         cc. "Shares" means shares of Common Stock and any successor security.

         dd. "Stock Bonus" means the right to receive a Share granted pursuant to Section 10 hereof.

         ee. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.       ADMINISTRATION.

         a. The Plan shall be administered by the Board or, at the Board's sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

                  (i) to select those Eligible Recipients who shall be Participants;

                  (ii) to determine whether and to what extent Options or awards of Restricted Stock, Phantom Stock, Stock Bonus or Other Awards are to be granted hereunder to Participants;

                  (iii) to determine the number of Shares to be covered by each Award granted hereunder;

                  (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

                  (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or awards of Restricted Stock, Phantom Stock, Stock Bonus or Other Awards granted hereunder;

                  (vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

                  (vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

         b. The Administrator may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (ii) accelerate the lapse of restrictions, or waive any condition imposed hereunder, with respect to any Restricted Stock or Phantom Stock


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or otherwise adjust any of the terms applicable to any such Award; provided that no action under this Section 3(b) shall adversely affect any outstanding Award without the consent of the holder thereof.

         c. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

         d. With respect to participants who are not "covered employees" within the meaning of Section 162(m) of the Code and who are not subject to the reporting requirements of Section 16(a) of the Exchange Act, the Board or the Committee, as the case may be, may in its discretion delegate its authority under this Section 3 to an officer of the Company.

4.       SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

         a. The total number of Shares reserved and available for issuance under the Plan shall be 4,128,000 Shares based upon the capitalization of the Company prior to the stock split effected in connection with the Public Offering. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury shares. The grant of Phantom Stock shall not reduce the number of shares of Common Stock with respect to which Awards may be granted pursuant to the Plan.

         b. To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares, or (ii) any Shares subject to any award of Restricted Stock, Phantom Stock or Other Awards are forfeited, such Shares shall again be available for issuance in connection with future Awards granted under the Plan. If any Shares have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an Option and such Shares are returned to the Company in satisfaction of such indebtedness, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

         c. From and after the date that the Plan is intended to comply with the requirements of Section 162(m) of the Code, the aggregate number of Shares with respect to which Awards (including Awards payable in cash but denominated in Common Stock, i.e., Phantom Stock) may be granted to any individual Optionee during any fiscal year shall not exceed 1,000,000.

5.       EQUITABLE ADJUSTMENTS

         In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of shares of common stock


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reserved for issuance under the Plan, (ii) the kind, number and/or option price of shares of stock or other property subject to outstanding Options granted under the Plan, and (iii) the kind, number and/or purchase price of shares of stock or other property subject to outstanding awards of Restricted Stock, Phantom Stock and Other Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards reduced, in the case of Options, by the exercise price thereof.

6.       ELIGIBILITY.

         The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Phantom Stock, a Stock Bonus or Other Awards, provided that directors of the Company or any Parent, Subsidiary or Affiliate, and individuals who are consultants or advisors to the Company or any Parent, Subsidiary or Affiliate, who are not also employees of the Company or of any Parent or Subsidiary may not be granted Incentive Stock Options.


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7.       OPTIONS.

         a. General. Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(m) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

         b. Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value per Share on such date (110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under the Code) stock possessing more than 10% (a "Ten Percent Owner") of the total combined voting power of all classes of Common Stock).

         c. Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

         d. Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished corporate performance goals, as shall be determined by the Administrator in the Award Agreement or after the time of grant, provided that no action under this Section 7(d) following the time of grant shall adversely affect any outstanding Option without the consent of the holder thereof. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

         e. Early Exercise. The Administrator may provide at the time of grant or any time thereafter, in its sole discretion, that any Option shall be exercisable with respect to Shares that otherwise would not then be exercisable, provided that, in connection with such exercise, the Optionee enters into a form of Restricted Stock Award Agreement approved by the Administrator.


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         f. Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Shares or Shares of Restricted Stock already owned by the Optionee for at least six months on the date of surrender or by the withholding of Shares that would otherwise be issued pursuant to the option exercise, in each case to the extent the Shares have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares or Restricted Stock or withheld shares may be authorized only at the time of grant, (iii) loans pursuant to paragraph (h) of this Section 7, or (iv) any combination of the foregoing. If payment of the Exercise Price is made in whole or in part in the form of Restricted Stock, the Shares received upon the exercise of such Option shall be restricted in accordance with the original terms of the Restricted Stock award in question, except that the Administrator may direct that such restrictions shall apply only to that number of Shares equal to the number of Shares surrendered upon the exercise of such Option.

         g. Rights as Stockholder. An Optionee shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 15 hereof and, if requested, has given the representation described in paragraph (b) of Section 16 hereof.

         h. Loans. The Company or any Parent, Subsidiary or Affiliate may make loans available to Optionees in connection with the exercise of outstanding Options. Such loans shall (i) be evidenced by promissory notes entered into by the Optionees in favor of the Company or any Parent or Subsidiary, (ii) bear interest at the applicable federal interest rate or such other rate as the Administrator shall determine, (iii) be subject to such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iv) be made only with full recourse against the Optionee and (v) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority); provided that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. In no event may the principal amount of any such loan exceed the aggregate Exercise Price less the par value (if any) of the Shares covered by the Option, or portion thereof, exercised by the holder. Unless the Administrator determines otherwise, when a loan is made, Shares having an aggregate Fair Market Value at least equal to the principal amount of the loan shall be pledged by the Optionee to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its sole discretion.

         i. Nontransferability of Options. The Optionee shall not be permitted to sell,


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transfer, pledge or assign any Option other than by will and the laws of descent and distribution and all Options shall be exercisable during the Participant's lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee's lifetime and following a Public Offering, the Administrator may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence (i) to members of his or her Immediate Family, provided that no such transfer by any Participant may be made in exchange for consideration, or (ii) by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant.

         j. Termination of Employment or Service. Except as otherwise provided in an Award Agreement, if a Participant's employment with or service as a director, consultant or advisor to the Company or any Parent, Subsidiary or Affiliate terminates for any other reason than Cause, (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable for a period of not less than 90 days after such termination (six months in the case of termination by reason of death or Disability), on which date they shall expire, and (ii) Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire on the date of such termination. In the event of the termination of an Optionee's employment for Cause, all outstanding Options granted to such Participant shall expire on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

         k. Nontransferability of Option Shares. Each Award Agreement evidencing the grant of an Option shall provide that, prior to the occurrence of a Public Offering, the Optionee shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares acquired upon exercise of an Option except by will or the laws of descent and distribution.

         l. Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

         m. Nonemployee Director Formula Stock Options. The provisions of this
Section 7(m) shall apply only to grants of Nonqualified Stock Options to a member of the Board who is not an employee of the Company and who owns less than one percent of the voting power of the Company (a "Nonemployee Director").

                  (i) General. Nonemployee Directors shall receive Nonqualified Stock Options under the Plan as set forth in this Section 7(m). The exercise price per share of Common Stock purchasable pursuant to a Nonqualified Stock Option granted to Nonemployee Director shall be


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the Fair Market Value of a Share of Common Stock on the date of grant.

                  (ii) Timing of Grant. As of the date of a Public Offering, each Nonemployee Director then serving shall be granted a Nonqualified Stock Option to purchase such number of Shares of Common Stock (including no Shares) as may be determined by the Administrator in its sole discretion. Immediately following his or her first election or appointment to the Board, each Nonemployee Director shall be granted a Nonqualified Stock Option to purchase such number of Shares of Common Stock (including no Shares) as may be determined by the Administrator in its sole discretion, and immediately following each annual meeting of stockholders, each Nonemployee Director (other than a Nonemployee Director who is first appointed or elected to the Board at that meeting) shall be granted a Nonqualified Stock Option to purchase such number of Shares of Common Stock (including no Shares) as may be determined by the Administrator in its sole discretion.

                  (iii) Method and Time of Payment. Each Nonqualified Stock Option granted under this Section 7(m) shall be exercised in the manner described in Section 7(f).

                  (iv) Term and Exercisability. Each Nonqualified Stock Option granted under this Section 7(m) shall (1) become exercisable as the Administrator in its sole discretion may provide in an applicable Award Agreement and (2) expire ten years from the date of grant.

                  (v) Termination. Except as the Administrator in its sole discretion may otherwise provide in an applicable Award Agreement, and subject to the Administrator's amendment authority pursuant to Section 13, in the event of the termination of a Nonemployee Director's service with the Company other than for Cause, any outstanding Nonqualified Stock Option held by such Nonemployee Director under this Section 7(m), to the extent that it is exercisable on the date of such termination, may be exercised by such Nonemployee Director (or, if applicable, by his or her executors, administrator, legatees or distributees) during such period as may be provided in the Award Agreement (or as may be otherwise determined by the Administrator) but in no event following the expiration of such Nonqualified Stock Option, and the remainder of the Nonqualified Stock Option which is not exercisable on the date of such termination shall expire upon such termination. In the event of the termination of a Nonemployee Director's service with the Company for Cause, all outstanding Nonqualified Stock Options granted to such Nonemployee Director shall expire. For purposes of the Plan, any termination of a Nonemployee Director's service with the Company shall be deemed not to occur if the Nonemployee Director continues to serve as consultant, employee or in any other capacity.

8.       RESTRICTED STOCK.

         a. General. Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 8(d)) applicable to awards of Restricted Stock. The provisions of the awards


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of Restricted Stock need not be the same with respect to each Participant.

         b. Purchase Price. The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

         c. Awards and Certificates. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award, provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

         d. Nontransferability. Any Award of Restricted Stock granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Administrator in the Award Agreement (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution, provided that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine in its sole discretion. The Administrator may also impose such other restrictions and conditions, including the achievement of preestablished corporate performance goals, on awarded Restricted Stock as it deems appropriate. In no event shall the Restricted Period end with respect to a Restricted Stock Award prior to the satisfaction by the Participant of any liability arising under Section 15 hereof. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

         e. Rights as a Stockholder. Except as provided in Section 8(c) and (d), the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

         f. Termination of Employment. The rights of Participants granted an Award of Restricted Stock upon termination of employment with or service as a director of or consultant or advisor to the Company or any Parent, Subsidiary or Affiliate for any reason during the


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Restricted Period shall be set forth in the Award Agreement governing such
Award.

         g. Early Exercise Options. The Administrator shall award Restricted Stock to a Participant upon the Participant's early exercise of an Option under
Section 7(e) hereof. Unless otherwise determined by the Administrator, the lapse of restrictions with respect to such Restricted Stock shall occur on the same schedule as the Option for which the Restricted Stock was exercised.

         h. Loans. In the sole discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in Section 7(h) of the Plan with respect to the exercise of Options.

9.       PHANTOM STOCK

         (a) Vesting. At the time of the grant of Shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such Shares (including the achievement of preestablished corporate performance goals) as it, in its sole discretion, deems appropriate, to be contained in the Award Agreement. The Committee may divide such Phantom Stock into classes and assign different vesting conditions for each class. Provided that all conditions to the vesting of a share of Phantom Stock are satisfied, and except as provided in
Section 9(c), upon the satisfaction of all vesting conditions with respect to a Share of Phantom Stock, such Share shall vest.

         (b) Benefit Upon Vesting. Upon the vesting of a Share of Phantom Stock, the Participant shall be entitled to receive, within 30 days of the date on which such Share vests, an amount in cash or Common Stock with a Fair Market Value equal to the sum of (1) the Fair Market Value of a Share of Common Stock on the date on which such Share of Phantom Stock vests and (2) the aggregate amount of cash dividends paid with respect to a Share of Common Stock during the period commencing on the date on which the Share of Phantom Stock was granted and terminating on the date on which such Share vests.

         (c) Termination of Employment. The rights of Participants granted an Award of Phantom Stock upon termination of employment with or service as a director of or consultant or advisor to the Company or any Parent, Subsidiary or Affiliate for any reason before the Phantom Stock vests shall be set forth in the Award Agreement governing such Award.

10.      STOCK BONUS AWARDS

         In the event that the Committee grants a Stock Bonus, a certificate for the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

11.      EFFECT OF CHANGE IN CONTROL.


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         Except as otherwise provided in an Award Agreement, all outstanding
Shares of Restricted Stock and Phantom Stock granted to a Participant which have not theretofore vested shall immediately vest and all restrictions on such Shares shall immediately lapse, and each Option granted to a Participant and outstanding at such time shall become fully and immediately exercisable, if (i) there is a Change in Control following a Public Offering and (ii) the Participant's employment with or service as a director, consultant or advisor to the Company or any Parent, Subsidiary or Affiliate is terminated by such entity for any reason other than for Cause within 2 years following the Change in Control, or the Participant terminates employment with (or other service to) the Company or any Parent, Subsidiary or Affiliate within 2 years following the Change in Control and after there is a material adverse change in the nature or status of the Participant's duties or responsibilities from those in effect immediately prior to the Change in Control.

12.      OTHER AWARDS.

         Other forms of Awards ("Other Awards") valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of Shares to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

13.      AMENDMENT AND TERMINATION.

         The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company's stockholders for any amendment that would require such approval in order to satisfy the requirements of section 162(m), section 422 of the Code, stock exchange rules or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 4 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

14.      UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

15.      WITHHOLDING TAXES.

         (a) Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding


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tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares already owned by the Participant for at least six months, in each case, having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

         (b) If the Participant makes a disposition, within the meaning of
Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of an Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant or within the one-year period commencing on the day after the date of exercise, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

16.      GENERAL PROVISIONS.

         a. Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         b. The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

         c. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

         d. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to


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continued employment or service with the Company or any Parent, Subsidiary or
Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent, Subsidiary or Affiliate to terminate the employment or service of any of its Eligible Recipients at any time.

         e. The Plan and all Awards shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

17.      STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN.

         a. The grant of any Award hereunder shall be contingent upon stockholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan.

         b. Subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, the Plan shall take effect upon its adoption by the Board.

18.      TERM OF PLAN.

         No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.